EXHIBIT 23.4

CONSENT OF CAHILL GORDON & REINDEL LLP

We hereby consent to the reference to our firm under the heading “Legal Matters” in this Registration Statement on Form S–1 of Foresight Energy LP and the prospectus forming a part thereof. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the SEC thereunder.

CAHILL GORDON & REINDEL LLP

/s/ Cahill Gordon & Reindel LLP

New York, New York

May 21, 2014